                                                                      EXHIBIT 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                        SEPTEMBER 30,         SEPTEMBER 30,
                                                                     --------------------  --------------------
                                                                       1995       1994       1995       1994
                                                                     ---------  ---------  ---------  ---------
                                                                         (UNAUDITED)           (UNAUDITED)
Net Income.........................................................  $  10,463  $   6,742  $  28,817  $  18,619
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Weighted Average Number Of Shares Outstanding:
  Primary:
    Common stock...................................................     28,490     27,357     28,393     27,203
    Common stock equivalents --
      Stock options (A)............................................        996      1,032        967        955
                                                                     ---------  ---------  ---------  ---------
    Primary shares outstanding.....................................     29,486     28,389     29,360     28,158
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
  Fully Diluted:
    Common stock...................................................     28,490     27,357     28,393     27,203
    Common stock equivalents --
      Stock options (A)............................................      1,084      1,031      1,161      1,010
                                                                     ---------  ---------  ---------  ---------
    Fully diluted shares outstanding...............................     29,574     28,388     29,554     28,213
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Net Income Per Share:
    Primary........................................................  $     .35  $     .24  $     .98  $     .66
    Fully diluted..................................................  $     .35  $     .24  $     .98  $     .66

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(A) The  treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.